Exhibit 99.1

FOR IMMEDIATE RELEASE
A NASDAQ Listed Company: SGC

SUPERIOR GROUP OF COMPANIES REPORTS FOURTH QUARTER RESULTS

SEMINOLE, Fla. – March 15, 2023 – Superior Group of Companies, Inc. (NASDAQ: SGC) (the “Company”), today announced its fourth quarter results for 2022.

– Total Sales Increased 5% Over Prior Year Quarter to $149 Million –
– Net Income of $2 Million, versus $4 Million in Prior Year Quarter –
– Adjusted Net Loss of ($0.9) Million, versus Adjusted Net Income of $5 Million in Prior Year Quarter –
– Adjusted EBITDA of $3 Million, versus $8 Million in Prior Year Quarter –
– Provides Initial 2023 Guidance –

Fourth Quarter Results

For the fourth quarter, net sales increased 5% to $148.6 million compared to fourth quarter 2021 net sales of $142.0 million. Net income was $2.2 million or $0.14 per diluted share compared to net income of $4.4 million or $0.27 per diluted share in the fourth quarter of 2021.

During the fourth quarter, the Company realized a pre-tax, non-operating gain on the sale of its corporate office of $3.4 million. Also, in the fourth quarter of 2021, the Company recognized a pre-tax, non-cash settlement charge related to the termination of its defined benefit pension plans of $0.9 million.

On an adjusted basis, which excludes the above items in 2022 and 2021, net loss was ($0.9) million or ($0.06) per share for the fourth quarter of 2022 compared to net income of $5.0 million or $0.31 per diluted share for the fourth quarter of 2021. Adjusted EBITDA was $3.5 million for the fourth quarter of 2022 compared to $8.1 million in the fourth quarter of 2021. The fourth quarter of 2022 adjusted results include a $6 million incremental pre-tax non-cash inventory write-down primarily related to the Company’s Healthcare Apparel segment.

“We generated solid fourth quarter sales results at the high end of our guidance despite the still subdued economic backdrop, generating year-over-year growth in both our Branded Products and Contact Center segments, while the Healthcare Apparel market remained soft,” said Michael Benstock, Chief Executive Officer. “Despite the incremental inventory write-down for Healthcare Apparel, SGC generated positive adjusted EBITDA.  Looking ahead to 2023, we are optimistic that business conditions should gradually improve throughout the year for Healthcare Apparel and momentum will build during the year for Branded Products.  Contact Centers will continue producing double digit top line growth.  The end result should be solid full-year financial performance for SGC, driven by significant growth in the back half of the year. Our proven strategy is to tap into the emerging opportunities across all three of our diversified businesses, while maintaining focus on driving free cash flow, improving our net leverage position and prudently investing in longer-term growth opportunities.  Our Board’s latest quarterly dividend approval reflects our favorable growth prospects as our entire team strives to enhance long-term shareholder value.”

At the conclusion of this press release is a reconciliation of reported-to-adjusted results, including a description of the significant items.

2023 Full-Year Outlook

The Company is forecasting full year 2023 sales to be $585 million to $595 million versus 2022 sales of $579 million. For the full year 2023, the Company is forecasting earnings per share to be $0.92 to $0.97, compared to $0.62 adjusted earnings per share in 2022.

Conference Call

The live webcast and archived replay can be accessed in the investor relations section of the Company’s website at https://ir.superiorgroupofcompanies.com/Presentations. Interested individuals may also join the teleconference by dialing 1-844-861-5505 for U.S. dialers and 1-412-317-6586 for International dialers. The Canadian Toll-Free number is 1-866-605-3852. Please ask to be joined to the Superior Group of Companies call. A telephone replay of the teleconference will be available through March 29, 2023. To access the replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 from international locations. Canadian dialers can access the replay at 855-669-9658. Please reference conference number 6322218 for all replay access.

Disclosure Regarding Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “potential,” or “plan” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements in this press release may include, without limitation: (1) the projected impact of the COVID-19 pandemic on our, our customers', and our suppliers’ businesses, (2) projections of revenue, income, and other items relating to our financial position and results of operations, (3) statements of our plans, objectives, strategies, goals and intentions, (4) statements regarding the capabilities, capacities, market position and expected development of our business operations, and (5) statements of expected industry and general economic trends.

Such forward-looking statements are subject to certain risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the following: the impact of competition; the effect of uncertainties related to the COVID-19 pandemic, including existing and possible future variants, on the United States of America (“U.S.” or “United States”) and global markets, our business, operations, customers, suppliers and employees, including without limitation the length and scope of restrictions imposed by various governments and organizations and the success of efforts to deliver effective vaccines on a timely basis to a number of people sufficient to prevent or substantially lower the severity of incidents of infection or variants, among other factors; our ability to navigate successfully the challenges posed by current global supply disruptions; general economic conditions, including employment levels, in the areas of the United States in which the Company’s customers are located; changes in the healthcare, retail, hotel, food service, transportation and other industries where uniforms and service apparel are worn; our ability to identify suitable acquisition targets, discover liabilities associated with such businesses during the diligence process, successfully integrate any acquired businesses, or successfully manage our expanding operations; the price and availability of cotton and other manufacturing materials; attracting and retaining senior management and key personnel; the effect of the Company’s material weakness in internal control over financial reporting; the Company’s ability to successfully remediate its material weakness in internal control over financial reporting and to maintain effective internal control over financial reporting; and other factors described in the Company’s filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

About Superior Group of Companies, Inc. (SGC): Superior Group of Companies™, established in 1920, is a combination of companies that help our customers unlock the power of their brands by creating extraordinary brand engagement experiences for their employees and customers. SGC’s commitment to service, technology, quality and value-added benefits, as well as our financial strength and resources, provides unparalleled support for our customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture in all of our business segments. Visit www.superiorgroupofcompanies.com for more information.

Contact:

Investor Relations

Investors@Superiorgroupofcompanies.com

Comparative figures are as follows:

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net sales	$148,613	$142,026	$578,831	$536,986

Costs and expenses:
Cost of goods sold	103,805	98,027	385,472	350,972
Selling and administrative expenses	44,322	37,984	176,320	142,060
Goodwill impairment charge	-	-	45,918	-
Intangible assets impairment charge	-	-	5,581	-
Other periodic pension costs	532	458	2,116	1,786
Pension plan termination charge	-	876	-	7,821
Interest expense	2,218	295	4,894	1,220
	150,877	137,640	620,301	503,859
Gain on sale of property, plant and equipment	3,435	-	3,435	-
Income (loss) before taxes on income	1,171	4,386	(38,035)	33,127
Income tax expense (benefit)	(1,023)	(3)	(6,065)	3,687
Net income (loss)	$2,194	$4,389	$(31,970)	$29,440

Net income (loss) per share:
Basic	$0.14	$0.28	$(2.03)	$1.91
Diluted	$0.14	$0.27	$(2.03)	$1.83

Weighted average shares outstanding during the period:
Basic	15,841,296	15,572,112	15,764,859	15,438,849
Diluted	16,075,494	16,185,213	15,764,859	16,091,070

Cash dividends per common share	$0.14	$0.12	$0.54	$0.46

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and par value data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$17,722	$8,935
Accounts receivable, less allowance for doubtful accounts of $7,622 and $6,393, respectively	104,813	107,053
Accounts receivable - other	3,326	5,546
Inventories	124,976	120,555
Contract assets	52,980	38,018
Prepaid expenses and other current assets	14,166	19,162
Total current assets	317,983	299,269
Property, plant and equipment, net	51,392	49,690
Operating lease right-of-use assets	9,113	8,246
Deferred tax asset	10,718	-
Intangible assets, net	55,753	60,420
Goodwill	-	39,434
Other assets	11,982	13,186
Total assets	$456,941	$470,245

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,060	$52,340
Other current liabilities	38,646	38,989
Current portion of long-term debt	3,750	15,286
Current portion of acquisition-related contingent liabilities	736	4,507
Total current liabilities	85,192	111,122
Long-term debt	151,567	100,845
Long-term pension liability	12,864	15,420
Long-term acquisition-related contingent liabilities	2,245	2,569
Long-term operating lease liabilities	3,936	3,729
Deferred tax liability	-	359
Other long-term liabilities	8,538	9,211
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 16,376,683 and 16,127,505 shares, respectively	16	16
Additional paid-in capital	72,615	69,351
Retained earnings	122,979	163,836
Accumulated other comprehensive income (loss), net of tax:
Pensions	(1,113)	(4,577)
Cash flow hedges	-	47
Foreign currency translation adjustment	(1,898)	(1,683)
Total shareholders’ equity	192,599	226,990
Total liabilities and shareholders’ equity	$456,941	$470,245

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(31,970)	$29,440
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,004	9,291
Goodwill impairment charge	45,918	-
Intangible assets impairment charge	5,581	-
Inventory write-downs	13,569	2,771
Provision for bad debts - accounts receivable	2,891	2,260
Share-based compensation expense	4,289	4,010
Deferred income tax benefit	(12,352)	(2,724)
Gain on sale of property, plant and equipment	(3,435)	-
Change in fair value of acquisition-related contingent liabilities	(450)	2,936
Change in fair value of written put options	(1,565)	-
Pension plan termination charge	-	7,821
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable	680	(2,575)
Accounts receivable - other	1,347	(4,189)
Contract assets	(15,092)	1,212
Inventories	(15,898)	(24,524)
Prepaid expenses and other current assets	5,225	(7,852)
Other assets	1,858	(2,325)
Accounts payable and other current liabilities	(14,614)	1,007
Payment of acquisition-related contingent liabilities	(3,346)	(4,221)
Long-term pension liability	2,190	1,951
Other long-term liabilities	(434)	2,791
Net cash provided by operating activities	(2,604)	17,080

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(11,018)	(17,696)
Proceeds from disposals of property, plant and equipment	4,795	-
Acquisition of businesses	(11,202)	(16,434)
Net cash used in investing activities	(17,425)	(34,130)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings of debt	332,143	250,608
Repayment of debt	(292,773)	(223,025)
Debt issuance costs	(869)	-
Payment of cash dividends	(8,653)	(7,237)
Payment of acquisition-related contingent liabilities	(1,416)	(1,641)
Proceeds received on exercise of stock options	728	2,703
Tax withholdings on vesting of restricted shares and performance based shares and on exercise of stock rights	(314)	(584)
Tax benefit from vesting of acquisition-related restricted stock	-	171
Common stock reacquired and retired	-	-
Net cash provided by financing activities	28,846	20,995

Effect of currency exchange rates on cash	(30)	(182)
Net increase in cash and cash equivalents	8,787	3,763
Cash and cash equivalents balance, beginning of year	8,935	5,172
Cash and cash equivalents balance, end of year	$17,722	$8,935

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$2,194	$4,389	$(31,970)	$29,440
Interest expense	2,218	295	4,894	1,220
Income tax expense (benefit)	(1,023)	(3)	(6,065)	3,687
Depreciation and amortization	3,500	2,572	13,004	9,291
Goodwill impairment charge	-	-	45,918	-
Intangible assets impairment charge	-	-	5,581	-
Pension plan termination charge	-	876	-	7,821
Gain on sale of property, plant and equipment	(3,435)	-	(3,435)	-
Adjusted EBITDA(1)	$3,454	$8,129	$27,927	$51,459

Net income (loss)	$2,194	$4,389	$(31,970)	$29,440
Adjustment for items:
Goodwill impairment charge	-	-	45,918	-
Intangible assets impairment charge	-	-	5,581	-
Pension plan termination charge	-	876	-	7,821
Gain on sale of property, plant and equipment	(3,435)	-	(3,435)	-
Tax impact of adjustments(2)	324	(226)	(6,061)	(2,636)
Adjusted net income (loss)(3)	$(917)	$5,039	$10,033	$34,625

Diluted net income (loss) per share	$0.14	$0.27	$(2.03)	$1.83
Adjustment for items, after-tax, per diluted share	(0.20)	0.04	2.65	0.32
Diluted adjusted net income (loss) per share(3)	$(0.06)	$0.31	$0.62	$2.15

Weighted average shares outstanding during the period:
Diluted, as reported	16,075,494	16,185,213	15,764,859	16,091,070
Diluted, as adjusted(4)	15,841,296	16,185,213	16,165,240	16,091,070

(1) Adjusted EBITDA, which is a non-GAAP financial measure, is defined as net income (loss) excluding interest expense, income tax expense, depreciation and amortization expense, impairment charges and the other items described in the following sentence. The Company believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the Company’s core operating results from period to period by (i) removing the impact of the Company’s capital structure (interest expense from outstanding debt), (ii) tax consequences, (iii) asset base (depreciation and amortization), (iv) the non-cash charges from the termination of the Company’s pension plans and the goodwill and intangible asset impairments and (v) gains or losses on sale of non-operating property, plant and equipment. The Company uses Adjusted EBITDA internally to monitor operating results and to evaluate the performance of its business. In addition, the compensation committee has used Adjusted EBITDA in evaluating certain components of executive compensation, including performance-based annual incentive programs. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities or any other measure determined in accordance with GAAP. The items excluded to calculate Adjusted EBITDA are significant components in understanding and assessing the Company’s results of operations. The presentation of the Company’s Adjusted EBITDA may change from time to time, including as a result of changed business conditions, new accounting pronouncements or otherwise. If the presentation changes, the Company undertakes to disclose any change between periods and the reasons underlying that change. The Company’s Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate Adjusted EBITDA in the same manner.

(2) The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions.

(3) Adjusted net income (loss) and diluted adjusted net income (loss) per share, which are non-GAAP measures, are defined as net income (loss) and net income (loss) per share, excluding the impacts of impairment and pension plan termination charges. Management believes adjusted net income (loss) and diluted adjusted net income (loss) per share provides useful information to investors because it allows management, investors and others to evaluate and compare our operating results from period to period by removing the impact of impairment and pension plan termination charges that are not reflective of our core business.

(4) Diluted weighted average shares outstanding used to calculate diluted adjusted net income per share includes shares of common stock of 400,381 for the year ended December 31, 2022. These shares were excluded from diluted weighted average shares outstanding used to calculate diluted net income (loss) per share, as the Company recognized a net loss their inclusion would have been antidilutive. Diluted weighted average shares outstanding used to calculate diluted adjusted net loss per share excludes shares of common stock of 234,198 for the three months ended December 31, 2022, as the Company recognized an adjusted net loss their inclusion would have been antidilutive.